Exhibit 4.27

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OCCIDENTAL PETROLEUM CORPORATION

[ ]% [SENIOR NOTES][DEBENTURES]1 DUE [ ]

NO.	-
PRINCIPAL AMOUNT:
U.S.$

CUSIP: [ ]
ISIN: [ ]

ORIGINAL ISSUE DATE:	[ ], 2019
MATURITY DATE:	[ ][2]
INTEREST RATE:	[ ]% per annum
INTEREST PAYMENT DATES:	[ ] and [ ], commencing [ ][3]
REGULAR RECORD DATES:	[ ] and [ ][4]
REDEMPTION DATE/PRICE:	See Further Provisions Set Forth Herein

1 The series of Securities which shall have the designation “Senior Note” are the: (i) 4.850% Senior Notes due 2021, (ii) 3.450% Senior Notes due 2024, (iii) 6.950% Senior Notes due 2024, (iv) 5.550% Senior Notes due 2026, (v) 7.500% Senior Notes due 2031, (vi) 7.875% Senior Notes due 2031, (vii) 6.450% Senior Notes due 2036, (viii) 7.950% Senior Notes due 2039, (ix) 6.200% Senior Notes due 2040, (x) 4.500% Senior Notes due 2044 and (xi) the 6.600% Senior Notes due 2046. The series of Securities which shall have the designation “Debenture” are the: (i) 7.250% Debentures due 2025, (ii) 7.500% Debentures due 2026, (iii) 7.000% Debentures due 2027, (iv) 7.125% Debentures due 2027, (v) 7.150% Debentures due 2028, (vi) 6.625% Debentures due 2028, (vii) 7.200% Debentures due 2029, (viii) 7.950% Debentures due 2029, (ix) 7.250% Debentures due 2096, (x) 7.730% Debentures due 2096 and (xi) 7.500% Debentures due 2096.

2 The Maturity Date for each series of Securities is as follows: (i) with respect to the 4.850% Senior Notes due 2021,  March 15, 2021; (ii) with respect to the 3.450% Senior Notes due 2024, July 15, 2024; (iii) with respect to the 6.950% Senior Notes due 2024, July 1, 2024; (iv) with respect to the 7.250% Debentures due 2025, March 15, 2025; (v) with respect to the 5.550% Senior Notes due 2026, March 15, 2026; (vi) with respect to the 7.500% Senior Notes due 2026, October 15, 2026; (vii) with respect to the 7.000% Debentures due 2027, November 15, 2027; (viii) with respect to the 7.125% Debentures due 2027, October 15, 2027; (ix) with respect to the 7.150% Debentures due 2028, May 15, 2028; (x) with respect to the 6.625% Debentures due 2028, January 15, 2028; (xi) with respect to the 7.200% Debentures due 2029, March 15, 2029; (xii) with respect to the 7.950% Debentures due 2029, April 15, 2029; (xiii) with respect to the 7.500% Senior Notes due 2031, May 1, 2031; (xiv) with respect to the 7.875% Senior Notes due 2031, September 15, 2031; (xv) with respect to the 6.450% Senior Notes due 2036, September 15, 2036; (xvi) with respect to the 7.950% Senior Notes due 2039, June 15, 2039; (xvii) with respect to the 6.200% Senior Notes due 2040, March 15, 2040; (xviii) with respect to the 4.500% Senior Notes due 2044, July 15, 2044; (xix) with respect to the 6.600% Senior Notes due 2046, March 15, 2046; (xx) with respect to the 7.250% Debentures due 2096, November 15, 2096; (xxi) with respect to the 7.730% Debentures due 2096, September 15, 2096; and (xxii) with respect to the 7.500% Debentures due 2096, November 1, 2096.

3 The Interest Payment Dates for each series of Securities are as follows (in each case, commencing with the first interest payment occurring after the settlement date of the exchange offers): (i) with respect to the 4.850% Senior Notes due 2021,  March 15 and September 15; (ii) with respect to the 3.450% Senior Notes due 2024, January 15 and July 15; (iii) with respect to the 6.950% Senior Notes due 2024, January 1 and July 1; (iv) with respect to the 7.250% Debentures due 2025, March 15 and September 15; (v) with respect to the 5.550% Senior Notes due 2026, March 15 and September 15; (vi) with respect to the 7.500% Debentures due 2026, April 15 and October 15; (vii) with respect to the 7.000% Debentures due 2027, May 15 and November 15; (viii) with respect to the 7.125% Debentures due 2027, April 15 and October 15; (ix) with respect to the 7.150% Debentures due 2028, May 15 and November 15; (x) with respect to the 6.625% Debentures due 2028, January 15 and July 15; (xi) with respect to the 7.200% Debentures due 2029, March 15 and September 15; (xii) with respect to the 7.950% Debentures due 2029, April 15 and October 15; (xiii) with respect to the 7.500% Senior Notes due 2031, May 1 and November 1; (xiv) with respect to the 7.875% Senior Notes due 2031, March 15 and September 15; (xv) with respect to the 6.450% Senior Notes due 2036, March 15 and September 15; (xvi) with respect to the 7.950% Senior Notes due 2039, June 15 and December 15; (xvii) with respect to the 6.200% Senior Notes due 2040, March 15 and September 15; (xviii) with respect to the 4.500% Senior Notes due 2044, January 15 and July 15; (xix) with respect to the 6.600% Senior Notes due 2046, March 15 and September 15; (xx) with respect to the 7.250% Debentures due 2096, May 15 and November 15; (xxi) with respect to the 7.730% Debentures due 2096, March 15 and September 15; and (xxii) with respect to the 7.500% Debentures due 2096, May 1 and November 1.

4 The Regular Record Dates for each series of Securities are as follows: (i) with respect to the 4.850% Senior Notes due 2021,  March 1 and September 1; (ii) with respect to the 3.450% Senior Notes due 2024, January 1 and July 1; (iii) with respect to the 6.950% Senior Notes due 2024, December 15 and June 15; (iv) with respect to the 7.250% Debentures due 2025, March 1 and September 1; (v) with respect to the 5.550% Senior Notes due 2026, March 1 and September 1; (vi) with respect to the 7.500% Debentures due 2026, April 1 and October 1; (vii) with respect to the 7.000% Debentures due 2027, May 1 and November 1; (viii) with respect to the 7.125% Debentures due 2027, April 1 and October 1; (ix) with respect to the 7.150% Debentures due 2028, April 30 and October 31; (x) with respect to the 6.625% Debentures due 2028, January 1 and July 1; (xi) with respect to the 7.200% Debentures due 2029, March 1 and September 1; (xii) with respect to the 7.950% Debentures due 2029, April 1 and October 1; (xiii) with respect to the 7.500% Senior Notes due 2031, April 15 and October 15; (xiv) with respect to the 7.875% Senior Notes due 2031, March 1 and September 1; (xv) with respect to the 6.450% Senior Notes due 2036, March 1 and September 1; (xvi) with respect to the 7.950% Senior Notes due 2039, June 1 and December 1; (xvii) with respect to the 6.200% Senior Notes due 2040, March 1 and September 1; (xviii) with respect to the 4.500% Senior Notes due 2044, January 1 and July 1; (xix) with respect to the 6.600% Senior Notes due 2046, March 1 and September 1; (xx) with respect to the 7.250% Debentures due 2096, May 1 and November 1; (xxi) with respect to the 7.730% Debentures due 2096, March 1 and September 1; and (xxii) with respect to the 7.500% Debentures due 2096, April 15 and October 15.

OCCIDENTAL PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the lesser of (i) the Principal Amount specified above and (ii) the Principal Amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on the Maturity Date specified above (unless and to the extent earlier redeemed prior to such Maturity Date) and to pay interest thereon from [   ], 20195 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on [  ] and [  ] in each year, commencing on [  ], 20[  ], at the rate per annum specified above, until the principal hereof is paid or made available for payment. Interest on this [Note][Debenture] will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments for this [Note][Debenture] will include interest accrued to but excluding each Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this [Note][Debenture] (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the [  ] or [  ] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. If any Interest Payment Date or Maturity with respect to this [Note][Debenture] falls on a day that is not a Business Day, the payment due on such Interest Payment Date or Maturity will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be, until such following Business Day. Except as otherwise provided in the Indenture, any Defaulted Interest will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (1) be paid to the Person in whose name this [Note][Debenture] (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which will be given to Holders of [Notes][Debentures] not less than 10 days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the [Notes][Debentures] may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this [Note][Debenture] will be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that, at the option of the Company, payment of interest due on any Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

5 To be the most recent Interest Payment Date for the corresponding series of Old Notes.

Reference is hereby made to the further provisions of this [Note][Debenture] set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this [Note][Debenture] shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[signature page follows]

IN WITNESS WHEREOF, OCCIDENTAL PETROLEUM CORPORATION has caused this [Note][Debenture] to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer.

Dated:
OCCIDENTAL PETROLEUM CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

This [Note][Debenture] is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued pursuant to the Indenture (as defined below). This [Note][Debenture] is one of a series designated by the Company as its [  ]% [Senior Notes][Debentures] due 20[  ] (the “[Notes][Debentures]”), limited in initial aggregate principal amount to $[  ]. The Indenture does not limit the aggregate principal amount of the Securities.

The Company issued this [Note][Debenture] pursuant to an Indenture, dated as of August 8, 2019 (herein called the “Indenture” which term, for the purpose of this [Note][Debenture], shall include the Officer’s Certificate dated [   ], 2019, delivered pursuant to Sections 201 and 301 of the Indenture), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the [Notes][Debentures] and of the terms upon which the [Notes][Debentures] are, and are to be, authenticated and delivered.

The [Notes][Debentures] are issuable in denominations of $2,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the [Notes][Debentures] are exchangeable for a like aggregate principal amount of [Notes][Debentures] of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the [Note][Debenture] or [Notes][Debentures] to be exchanged at any office or agency described below where [Notes][Debentures] may be presented for registration of transfer.

The Company may, from time to time, without notice to or the consent of the Holders of the [Notes][Debentures], reopen the [Notes][Debentures] and issue additional [Notes][Debentures].

The [Notes][Debentures] are redeemable, in whole at any time or in part from time to time prior to [final maturity] [[  ] (the “Par Call Date”)]6, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the [Notes][Debentures] to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the [Notes][Debentures] to be redeemed through the [final maturity][Par Call Date] (not including any portion of such payments of interest accrued to, but not including, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate (as defined herein) [plus [  ] basis points]7 plus, in each case, accrued and unpaid interest on the principal amount of the [Notes][Debentures] being redeemed to, but not including, the Redemption Date. [On and after the Par Call Date, the [Notes][Debentures] are redeemable, in whole at any time or in part from time to time, at the option of the Company at a Redemption Price equal to 100% of the principal amount of the [Notes][Debentures] to be redeemed, plus accrued and unpaid interest on the principal amount of the [Notes][Debentures] being redeemed to, but not including, the Redemption Date.] Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the relevant Redemption Date shall be payable to the Holders of the [Notes][Debentures], or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

6 The series of Securities that shall include the bracketed language are the: (i) 4.850% Senior Notes due 2021, (ii) 3.450% Senior Notes due 2024, (iii) 5.550% Senior Notes due 2026, (iv) 4.500% Senior Notes due 2044 and (v) 6.600% Senior Notes due 2046. The Par Call Date for each such series of Securities is as follows: (i) with respect to the 4.850% Senior Notes due 2021, February 15, 2021, (ii) with respect to the 3.450% Senior Notes due 2024, April 15, 2024,  (iii) with respect to the 5.550% Senior Notes due 2026, December 15, 2025, (iv) with respect to the 4.500% Senior Notes due 2044, January 15, 2044 and (v) with respect to the 6.600% Senior Notes due 2046, September 15, 2045.

7 The series of Securities that shall include the bracketed language, and the make-whole spread for each such series of Securities, are as follows: (i) with respect to the 4.850% Senior Notes due 2021, 50 basis points, (ii) with respect to the 3.450% Senior Notes due 2024, 15 basis points, (iii) with respect to the 6.950% Senior Notes due 2024, 30 basis points, (iv) with respect to the 5.550% Senior Notes due 2026, 50 basis points, (v) with respect to the 7.125% Debentures due 2027, 10 basis points, (vi) with respect to the 7.150% Debentures due 2028, 25 basis points, (vii) with respect to the 7.950% Debentures due 2029, 40 basis points, (viii) with respect to the 7.500% Senior Notes due 2031, 30 basis points, (ix) with respect to the 7.875% Senior Notes due 2031, 25 basis points, (x) with respect to the 6.450% Senior Notes due 2036, 30 basis points, (xi) with respect to the 7.950% Senior Notes due 2039, 50 basis points, (xii) with respect to the 6.200% Senior Notes due 2040, 25 basis points, (xiii) with respect to the 4.500% Senior Notes due 2044, 20 basis points and (xiv) with respect to the 6.600% Senior Notes due 2046, 50 basis points.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum, as determined by the Quotation Agent equal to:

•
the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the remaining term of the [Notes][Debentures] to be redeemed [(assuming, for this purpose, that the [Notes][Debentures] mature on the Par Call Date)], yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month; or

•
if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third Business Day preceding the Redemption Date by the Quotation Agent.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the [Notes][Debentures] [(assuming, for this purpose, that the [Notes][Debentures] mature on the Par Call Date)].

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, such average in any case to be determined by the Quotation Agent, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Quotation Agent” means, with respect to any Redemption Date, the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means, with respect to any Redemption Date, each of (1) BofA Securities, Inc. and Citigroup Global Markets Inc. (or their respective affiliates that are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of them shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company shall substitute for it another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer or Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day in The City of New York preceding such Redemption Date.

Notice of any redemption will be sent at least 10 days but not more than 60 days before the Redemption Date to each Holder of the [Notes][Debentures] to be redeemed, all as more fully provided in the Indenture. Unless the Company defaults in payment of the Redemption Price (or any accrued and unpaid interest on the [Notes][Debentures] or portions thereof to be redeemed), on and after the Redemption Date interest will cease to accrue on the [Notes][Debentures] or portions thereof called for redemption. If less than all of the [Notes][Debentures] are to be redeemed, the [Notes][Debentures] (or portions thereof) to be redeemed shall be selected, in the case of Global Notes, in accordance with the policies and procedures of the depository or, in the case of Definitive Notes, by the Trustee by such method as the Trustee shall deem fair and appropriate, all as more fully provided in the Indenture.

All notices of redemption shall state the Redemption Date, the Redemption Price (or, if not then ascertainable, the manner of calculation thereof), if fewer than all the Outstanding [Notes][Debentures] are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular [Notes][Debentures] to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each [Note][Debenture], or portion thereof, to be redeemed, together with accrued and unpaid interest thereon, that interest on each [Note][Debenture], or portion thereof, called for redemption will cease to accrue on the Redemption Date and the place or places where [Notes][Debentures] may be surrendered for redemption.

In the event of redemption of this [Note][Debenture] in part only, a new [Note][Debenture] or [Notes][Debentures] of like tenor in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount hereof will be issued in authorized denominations in the name of the Holder hereof upon surrender hereof.

For all purposes of this [Note][Debenture] and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this [Note][Debenture] shall relate, in the case that this [Note][Debenture] is redeemed, or to be redeemed, by the Company only in part, to that portion of the principal amount of this [Note][Debenture] that has been, or is to be, redeemed.

If an Event of Default with respect to [Notes][Debentures] shall occur and be continuing, the principal of and accrued interest on the [Notes][Debentures] may be declared due and payable in the manner and with the effect provided in the Indenture.

[Conditional Right to Shorten Maturity.

At the election of the Company, the Debentures may have their maturity shortened upon the occurrence of a Tax Event, to the extent required, in the opinion of a nationally recognized independent tax counsel, so that, after the shortening of the maturity, interest paid on the Debentures will be deductible for federal income tax purposes.

In the event that the Company elects to exercise its right to shorten the maturity of the Debentures due to the occurrence of a Tax Event, the Company shall mail a notice of shortened maturity to each Holder of record of the Debentures by first-class mail, or otherwise deliver in accordance with the applicable procedures of the Depository, not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures.  Such notice would be effective upon mailing.

“Tax Event” means that the Company shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the Indenture, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of an Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the Indenture, such change in tax law creates a more than insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for purposes of federal income tax.]8

8 The series of Securities which shall include the bracketed language are the: (i) 7.250% Debentures due 2096 and (ii) 7.500% Debentures due 2096.

[Redemption Right.

On September 15, 2026, or if such date is not a Business Day, then the next succeeding Business Day (the ‘‘2026 Redemption Date’’), each Holder of the Debentures shall have the right (the ‘‘Redemption Right’’) to require the Company to redeem, in whole or in part, such Holder’s Debenture at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the 2026 Redemption Date.

On or prior to July 1, 2026, the Company shall mail a notice to each Holder stating that (a) in order for a Holder to exercise the Redemption Right, the Holder must surrender the Debentures in respect of which the Redemption Right is being exercised, or transfer such Debentures by book-entry form, to the Trustee during the period from July 15, 2026 and prior to 5:00 p.m. (New York City time) on August 14, 2026 (or if such date is not a Business Day, then the next succeeding Business Day), (b) any election on the part of a Holder to exercise the Redemption Right effected in accordance with the foregoing shall be irrevocable on the part of the Holder and may not be withdrawn, (c) Holders whose Debentures are being redeemed only in part will be issued new Debentures equal in principal amount to the unredeemed portion of the Debentures surrendered, which unredeemed portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 thereof and (d) unless the Company defaults in the payment of principal and accrued interest on the Debentures to be redeemed on the 2026 Redemption Date, interest on such Debentures will cease to accrue on the Redemption Date.]9

If an Event of Default with respect to [Notes][Debentures] shall occur and be continuing, the principal of and accrued interest on the [Notes][Debentures] may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent  of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities of all series voting as a single class or (ii) if fewer than all of the series of the Outstanding Securities are affected by such addition, change, elimination, or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this [Note][Debenture] shall be conclusive and binding upon such Holder and upon all future Holders of this [Note][Debenture] and of any [Note][Debenture] issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this [Note][Debenture].

9 The series of Securities which shall include the bracketed language is the 7.730% Debentures due 2096.

No reference herein to the Indenture and no provision of this [Note][Debenture], subject to the provisions for satisfaction and discharge in Article Four of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this [Note][Debenture] at the times, place and rate, and in the coin or currency, herein prescribed.

The Company shall be permitted, by irrevocably depositing cash or U.S. Government Obligations, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or Redemption Date, as the case may be, the entire indebtedness on all Outstanding [Notes][Debentures] that have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year), with the Trustee in trust, solely for the benefit of the Holders of all Outstanding [Notes][Debentures], to defease the Indenture with respect to such [Notes][Debentures] (subject to specified exceptions), and upon such deposit and satisfaction of the other conditions set forth in the Indenture, the Company shall be deemed to have paid and discharged its entire indebtedness on the [Notes][Debentures].

The Company shall also be permitted to discharge, at any time, its obligations in respect of the [Notes][Debentures] (other than certain limited obligations, such as the obligation to transfer and exchange the [Notes][Debentures]) by (1)(a) delivering all of the outstanding [Notes][Debentures] to the Trustee to be cancelled or (b) depositing with the Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient, without investment, to pay all remaining principal and interest on the [Notes][Debentures] and (2) complying with certain other provisions of the Indenture[, including delivering to the Trustee an opinion of counsel from a nationally recognized counsel or an IRS ruling stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in the case of either (A) or (B) to the effect that the Holders of the [Notes][Debentures] will not recognize income, gain or loss for federal income tax purposes as a result of such discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and discharge were not to occur.]10

[The Company shall also be permitted to omit to comply with the restrictive covenants described in Sections 1007 and 801 of the Indenture, with respect to the Notes, and the omission shall not be an Event of Default, pursuant to the Company’s right to covenant defeasance. In order to exercise the Company’s right to covenant defeasance, the Company will be required to deposit with the Trustee, in trust funds or non-callable United States government or government-guaranteed obligations, funds sufficient, without investment, to pay all remaining principal and interest on the Notes. To effect a covenant defeasance with respect to the Notes, the Company shall be required to deliver to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and the covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur.]11

10 The series of Securities which shall include the bracketed language are the: (i) 4.850% Senior Notes due 2021, (ii) 3.450% Senior Notes due 2024, (iii) 5.550% Senior Notes due 2026, (iv) 7.950% Debentures due 2029, (v) 7.500% Senior Notes due 2031, (vi) 7.875% Senior Notes due 2031, (vii) 6.450% Senior Notes due 2036 (viii) 7.950% Senior Notes due 2039, (ix) 6.200% Senior Notes due 2040, (x) 4.500% Senior Notes due 2044 and (xi) 6.600% Senior Notes due 2046.

11 The series of Securities which shall include the bracketed language are the: (i) 4.850% Senior Notes due 2021, (ii) 3.450% Senior Notes due 2024, (iii) 6.950% Senior Notes due 2024, (iv) 5.550% Senior Notes due 2026, (v) 7.875% Senior Notes due 2031, (vi) 6.450% Senior Notes due 2036, (vii) 7.950% Senior Notes due 2039, (viii) 6.200% Senior Notes due 2040, (ix) 4.500% Senior Notes due 2044 and (x) 6.600% Senior Notes due 2046.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [Notes][Debentures] is registrable in the Security Register, upon surrender of a [Note][Debenture] for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new [Notes][Debentures] of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 305, 906 or 1107 of the Indenture not involving any transfer).

Prior to due presentment of this [Note][Debenture] for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this [Note][Debenture] is registered as the owner hereof for all purposes, whether or not this [Note][Debenture] be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This [Note][Debenture] shall be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

All undefined terms (whether or not capitalized) used in this [Note][Debenture] which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this [Note][Debenture], fill in the form below:

(I) or (we) assign and transfer this [Note][Debenture] to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________ to transfer this [Note][Debenture] on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name(s) appear(s) on the face of this [Note][Debenture])

Signature Guarantee*

*NOTICE: The signature must be guaranteed by an institution that is a member of one of the following recognized signature guarantee programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $                         . The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Notes for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Security Custodian